Exhibit 10.1

Written description of the loan agreement with Olga Chernykh

Loan Agreement Between:

Olga Chernykh and Somo, Inc.

Terms of the Loan Agreement:

1.

Ms. Chernykh has provided and may provide additional Loans to Somo, Inc. from time to time to allow the company to pay for offering costs, filing fees and professional fees.

2.

The Loans are non-interest bearing and payable to Ms. Chernykh upon demand.

3.

Ms. Chernykh does not have any obligation to provide Loans to Somo, Inc. and may do so only if she wishes.